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                                                                     EXHIBIT 4.4


                           Irvine Sensors Corporation
     Shares of Series E Convertible Preferred Stock and Common Stock Warrant

                             SUBSCRIPTION AGREEMENT


                                                               December 23, 2002


MERCATOR MOMENTUM FUND, LP
555 South Flower Street, Suite 4500
Los Angeles, California 90071

Ladies and Gentlemen:

             Irvine Sensors Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Purchaser"), as set forth below.

             1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Purchaser (a) 10,000 shares (the "Shares") of its Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Stock") which shall be convertible into not less than 800,000 and no more than 1,411,675 shares (the "Conversion Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") and (b) a warrant, substantially in the form attached hereto at Exhibit A (the "Warrant"), to acquire up to 250,000 shares of Common Stock (the "Warrant Shares"). The rights, preferences and privileges of the Series E Stock are as set forth in the Certificate of Designation of Series E Preferred Stock as filed with the Secretary of State of the State of Delaware (the "Certificate of Designation"). The number of Conversion Shares and the number of Warrant Shares are both subject to adjustment as set forth in the Certificate of Designation and in the Warrant, so that the aggregate number of shares of Common Stock issuable upon such conversion and exercise shall in no event equal more than 19.99% of the Company's then outstanding Common Stock.

             The Shares and the Warrant are sometimes herein collectively referred to as the "Securities." This Agreement and the Warrant are sometimes herein collectively referred to as the "Transaction Documents."

             The Securities will be offered and sold to the Purchaser without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

             In connection with the sale of the Securities, the Company has made available to Purchaser its periodic and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 1, 2001. These reports (as amended), filings and amendments, are collectively referred to as the "Disclosure Documents." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such

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financial statements and schedules and other information which is incorporated by reference in the Disclosure Documents.

             2. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

                 (a) The Disclosure Documents as of their respective dates did not (after giving effect to any updated disclosures therein), and as of the Closing Date as defined in Section 3 below will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Company has filed all reports required to be filed by it the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since October 1, 2001, on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed (after giving effect to any updated disclosures therein) or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the under the Securities Act of 1933, as amended (the "Securities Act") and/or the Exchange Act, as the case may be, as applicable.

                 (b) Each of the Company and its subsidiaries set forth on Schedule A attached hereto (the "Subsidiaries") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); the Company has the authorized, issued and outstanding capitalization set forth in the Disclosure Documents (subject to the issuance of shares pursuant to options outstanding under the Company's stock option plans, employee stock purchase plans or outstanding warrants or other rights to acquire shares described in the Disclosure Documents, and subject to the filing of the Certificate of Designation); except as set forth in the Disclosure Documents, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or

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other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

                 (c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

                 (d) The Shares and the Warrant have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Shares in accordance with the terms of the Certificate of Designation, will have been validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrant in accordance with the terms thereof, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The rights, preferences and privileges of the Shares are as stated in the Certificate of Designation. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

                 (e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in the this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained or (ii) the failure to obtain which would not have a Material Adverse Effect; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders will be in full force and effect as of the Closing Date and not the subject of any pending or, to the knowledge of the Company, threatened termination.

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                 (f)  None of the Company or the Subsidiaries is (i) in material violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would have a Material Adverse Effect.

                 (g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or
(b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would have a Material Adverse Effect.

                 (h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and Grant Thornton LLP, which has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

                 (i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a

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party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

                 (j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property rights that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, know-how or other intellectual property rights that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                 (k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not have a Material Adverse Effect.

                 (l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

                 (m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the

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Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

                 (n) Each of the Company and the Subsidiaries has good and marketable fee simple title to all real property and good and marketable title to all personal property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

                 (o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

                 (p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                 (q) None of the Company or the Subsidiaries or, to the knowledge of the Company, any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or the Exchange Act, or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Common Stock.

                 (r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

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                 (s)  Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

                 (t) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and in such amounts that are reasonably prudent and comparable to other companies of its size and similar business. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                 (u) Except as set forth in the Disclosure Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of such services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments in excess of $50,000 to or from any officer director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 (v) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the reported accountability for its material assets is compared with existing assets at reasonable intervals.

                 (w) Except the $100,000 fee payable to Mercator Group, LLC (and the $20,000 fee payable to Peter Benz), the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

                 (x) The Common Stock is listed on the Nasdaq SmallCap Market. The Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

                 (y) The Company has filed a Listing of Additional Shares Notification Form with the Nasdaq Stock Market with respect to the Conversion Shares and the Warrant Shares. The Conversion Shares and the Warrant Shares will be listed on the Nasdaq SmallCap Market immediately following their issuance.

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                 (z)  The Company is eligible to use Form S-3 for the resale of the Conversion Shares and the Warrant Shares by Purchaser or its transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or "blue sky" laws of any jurisdiction within the United States that is the residence or domicile of any Purchaser.

                 (aa) Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

             3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, the 10,000 Shares of Series E Stock at $120.00 per share. In connection with the purchase and sale of Shares hereunder, Purchaser will receive, for no additional consideration, a Warrant to purchase up to 250,000 shares of Common Stock, subject to adjustment as set forth in the Warrant.

             One or more certificates in definitive form for the Shares that the Purchaser has agreed to purchase hereunder, as well as the Warrant registered in the name of Purchaser or its nominee, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Series E Stock and the Warrant shall be made at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618, on December 23, 2002, or at such date as the Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."

             4. Certain Covenants of the Company. The Company covenants and agrees with Purchaser as follows:

                 (a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.

                 (b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

                 (c) None of the proceeds of the Series E Stock shall be used to reduce or retire any insider note or convertible debt held by any officer of director of the Company.

                 (d) The Company will perform its obligations under this Agreement and the other Transaction Documents prior to or after the Closing Date and will satisfy all

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conditions precedent on its part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

             5. Conditions of the Purchaser's Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

                 (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                 (b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

                 (c) The Purchaser shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

                 (d) The Purchaser shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, with respect to the authorization of the Shares, the Warrant and the Warrant Shares and other customary matters in the form attached hereto as Exhibit B.

                 (e) The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents.

                 (f) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effective as of the Closing Date.

                 (g) The Company shall have paid the fees and expenses set forth in Section 15.

                 (h) All proceedings in connection with the transactions contemplated at the Closing Date and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Purchasers and its special counsel.

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             6.  Representations and Warranties of the Purchaser.

                 (a) Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) are being acquired for its own account for investment (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to a Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration, and subject, nevertheless, to the disposition of a Purchaser's property being at all times within its control. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

                 (b) Purchaser understands and acknowledges that the Shares may not be sold, assigned, pledged or otherwise transferred prior to their conversion. Purchaser agrees to the imprinting of the following legend on the Shares, but not the Conversion Shares or the Warrant Shares:

         This certificate and the shares of Series E Preferred Stock evidenced by this certificate may not be offered, sold, pledged or otherwise transferred in any manner prior to the conversion of said shares into Common Stock.

                 (c) Purchaser understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                 Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

         The shares of common stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company

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         requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

                 The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel reasonably acceptable to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Shares, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares, the Conversion Shares or the Warrant Shares.

                 (d) Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                 (e) Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

                 (f) Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principals of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on Purchaser under or pursuant to any applicable law or governmental regulation.

                 (g) Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result, under the Securities Act or Exchange Act or otherwise, in, or that has constituted, stabilization, or manipulation of the price of the Common Stock.

               (h) Purchaser acknowledges it has reviewed the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

               (i) Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it by the Company in response to its inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports"). Purchaser understands and acknowledges that
(i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

               (j) Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

               (k) Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

          7. Covenants of Purchaser Not to Short Stock. Purchaser and its affiliates and assigns agree not to short the Company Common Stock as long as shares of the Series E Stock are outstanding.

          8. Survival of Representations. The respective representations, warranties, agreements and covenants of the Company and the Purchaser set forth in this Agreement shall survive until the second anniversary of the Closing Date.

          9.   Termination.

               (a) This Agreement may be terminated in the sole discretion of the Company by notice to Purchaser if at the Closing Date:

                    (i) the representations and warranties made by Purchaser in Section 6 are not true and correct in all material respects; or

                    (ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

               (b) This Agreement may be terminated in the sole discretion of Purchaser by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or if after the execution and delivery of this Agreement and prior to the Closing Date trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National or Small Cap Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange.

               (c) This Agreement may be terminated by mutual written consent of both parties.

          10. Registration. Within 30 days from the Closing Date, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement covering the resale of the Conversion Shares and the Warrant Shares (collectively, the "Registrable Securities") for an offering to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement"). Notwithstanding the forgoing, it is hereby agreed that the Company will, to the extent feasible and acceptable to the SEC, amend its currently pending Registration Statement to include these Registrable Securities, and that the Company will file such amendment as soon as reasonably practicable after the Closing Date. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form). The Company shall use its best efforts to cause such Registration Statement to become effective within 120 days after the Registrable Securities are first included in a Registration Statement filed with the SEC, but shall not be liable for any damages should such effectiveness be delayed solely by reason of the SEC review process. The Company shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel reasonably acceptable to the Company pursuant to a written opinion to such effect addressed and acceptable to the Company's transfer agent.

          11. Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

          12. Securities Laws Disclosure; Publicity; Non-Public Information. The Company may, following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to the Purchaser disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

          13. Indemnification of Purchaser. The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Transaction Documents; (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents as of the Closing Date or (c) any material misstatement or omission in the Registration Statement. The Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection with this Section 13, as such expenses are incurred.

          14. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to Purchaser, to the address(es) set forth on the signature page hereto.

                         If to the Company:

                         Irvine Sensors Corporation
                         3001 Redhill Avenue
                         Costa Mesa, California 92650
                         Attention: Chief Financial Officer
                         Facsimile: (714) 444-8773

                         with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         38 Technology Drive
                         Irvine, California 92618
                         Attention: Ellen S. Bancroft, Esq.
                         Facsimile: (949) 790-6301

          All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

          15. Expense Reimbursement. The Company agrees to pay Purchaser up to an aggregate of $15,000 for all out-of-pocket expenses incurred in connection with the preparation and negotiation of the Transaction Documents, including the fees and expenses of Sheppard, Mullin, Richter & Hampton, LLP.

          16. Successors. This Agreement shall inure to the benefit of and be binding upon Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

          17. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          18. Entire Agreement. This Agreement, together with Transaction Documents constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

          19. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

          20. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. Attorney's Fees. If either party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs incurred in bringing and prosecuting such action and/or enforcing any judgment, order, ruling, or award.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchaser.

                                    Very truly yours,

                                    Irvine Sensors Corporation


                                    By:  /s/ John J. Stuart, Jr.
                                        ____________________________________
                                        Name:   John J. Stuart, Jr.
                                        Title:  Chief Financial Officer

ACCEPTED AND AGREED:


Mercator Momentum Fund, LP


By: /s/ David Firestone
   ____________________________
Name: David Firestone
     __________________________
Title: Managing Partner
      _________________________


Address for Notice:

555 South Flower Street, Suite 4500
Los Angeles, California 90071
Attention: David Firestone
Facsimile: (213) 553-9285

with a copy to

Sheppard, Mullin, Richter & Hampton, LLC
333 South Hope Street, 48/th/ Floor
Los Angeles, California 90071
Attention: David Ulich, Esq.
Facsimile: (213) 620-1398

                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]